Exhibit 24
                                Power of Attorney

         The undersigned (the "Reporting Person") hereby constitutes and appoints Stephen Lange Ranzini or such other person or entity as is designated in writing by Stephen Lange Ranzini as the Reporting Person's true and lawful attorney-in-fact to:

         (1) prepare, execute, and timely file for and on behalf of the Reporting Person individually, or jointly together with any other persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4, and Form 5), and any amendment or amendments thereto, that the Reporting Person may be required to file with the Securities and Exchange Commission and any securities exchange or trading market pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Securities Act") and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports") with respect to the Reporting Person's ownership of, or transactions in, securities of any entity whose securities are (or that may be deemed to be) beneficially owned (directly or indirectly) by the Reporting Person (collectively, the "Companies") as a result of the Reporting Person's ownership of or control of membership interests in LYRE, LLC ("LYRE"); and

         (2) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


         The Reporting Person hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.


         The authority of the attorney-in-fact or such attorney-in-fact's substitute or substitutes under this Power of Attorney with respect to the Reporting Person shall continue until the Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of any of the Companies as a result of the Reporting Person's ownership of or control of membership interests in LYRE, unless earlier revoked in writing by the Reporting Person.


         The Reporting Person acknowledges that neither the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, nor any of the Companies assumes (i) any of the Reporting Person's responsibilities to comply with the Securities Act or the Exchange Act; (ii) any liability of the Reporting Person for any failure to comply with such requirements; or (iii) any obligation or liability of the Reporting Person for profit disgorgement under Section 16(b) of the Exchange Act or for any other liabilities under the Securities Act or Exchange Act. The Reporting Person also acknowledges that this Power of Attorney does not relieve the Reporting Person from responsibility for compliance with the Reporting Person's obligations under the Securities Act or the Exchange Act including, without limitation, the reporting requirements of Section 13 and Section 16 of the Exchange Act.


         IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of the date set forth beside the Reporting Person's name.

             April 30, 2004             By:  /s/ Paul Lange Ranzini
                                             -------------------------
                                             Paul Lange Ranzini